PRICING SUPPLEMENT dated October 15, 2026 (To the Prospectus dated May 15, 2025, the Prospectus Supplement dated May 15, 2025 and the Product Supplement No. WF-1 dated May 20, 2025)	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-287303

Barclays Bank PLC Global Medium-Term Notes, Series A

$1,000,000 Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Geared Buffered Downside

Principal at Risk Securities Linked to the Common Stock of The Clorox Company due October 19, 2028

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Linked to the common stock of The Clorox Company (the “Underlying Stock”)

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Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not guarantee any return of principal at stated maturity and are subject to potential automatic call prior to stated maturity upon the terms described below. Whether the securities pay a contingent coupon, whether the securities are automatically called prior to stated maturity and, if the securities are not automatically called, whether you are repaid the principal amount of your securities at stated maturity will depend in each case on the stock closing price of the Underlying Stock on the relevant calculation day.

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Contingent Coupon. On a quarterly basis until the earlier of stated maturity or automatic call, the securities will pay a contingent coupon, as well as all previously unpaid contingent coupons, if any, if the stock closing price of the Underlying Stock on the calculation day for the relevant quarter is greater than or equal to the threshold price. However, if the stock closing price of the Underlying Stock on a calculation day is less than the threshold price, you will not receive any contingent coupon on the contingent coupon payment date for the relevant quarter. If the stock closing price of the Underlying Stock on each calculation day is less than the threshold price, you will not receive any contingent coupons throughout the entire term of the securities. The contingent coupon rate is 11.50% per annum.

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Automatic Call. If the stock closing price of the Underlying Stock on any of the calculation days scheduled to occur from April 2027 to July 2028, inclusive, is greater than or equal to the starting price, the securities will be automatically called for the principal amount plus the contingent coupon payment and any previously unpaid contingent coupon payments otherwise due. The securities will not be subject to automatic call until approximately six months after their issue date.

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Potential Loss of Principal and Physical Settlement at Maturity. If the securities are not automatically called prior to stated maturity, you will receive the principal amount at stated maturity if, and only if, the stock closing price of the Underlying Stock on the final calculation day is greater than or equal to the threshold price. If the stock closing price of the Underlying Stock on the final calculation day is less than the threshold price, you will receive at maturity per security a number of shares of the Underlying Stock equal to the share delivery amount, which is equal to the principal amount divided by the threshold price, subject to adjustment for certain corporate events. The shares will likely be worth less than the principal amount of your securities and could be worth nothing.

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The threshold price is equal to 75% of the starting price.

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If the securities are not automatically called prior to stated maturity, you will have downside exposure to the Underlying Stock if its closing price on the final calculation day is less than the threshold price, but you will not participate in any appreciation of the Underlying Stock and will not receive any dividends on the Underlying Stock.

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Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page PS-7 of this pricing supplement) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities. See “Selected Risk Considerations” and “Consent to U.K. Bail-in Power” in this pricing supplement and “Risk Factors” in the accompanying prospectus supplement.

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No fixed periodic interest payments or dividends

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No exchange listing; designed to be held to maturity

See “Additional Information about the Issuer and the Securities” on page PS-5 of this pricing supplement. The securities will have the terms specified in the prospectus dated May 15, 2025, the prospectus supplement dated May 15, 2025 and the product supplement no. WF-1 dated May 20, 2025, as supplemented or superseded by this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” on page PS-12 herein, “Risk Factors” beginning on page PS-3 of the product supplement and “Risk Factors” beginning on page S-9 of the prospectus supplement.

The securities constitute our unsecured and unsubordinated obligations. The securities are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of the securities. In addition, Barclays Capital Inc. or any other of our affiliates may use this pricing supplement in market resale transactions in any of the securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder or beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. See “Consent to U.K. Bail-in Power” on page PS-7 of this pricing supplement.

	Original Offering Price(1)	Agent Discount(2), (3)	Proceeds to Barclays Bank PLC
Per Security	$1,000.00	$23.25	$976.75
Total	$1,000,000	$23,250	$976,750
(1)	Our estimated value of the securities on the pricing date, based on our internal pricing models, is $964.20 per security. The estimated value is less than the original offering price of the securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page PS-6 of this pricing supplement.

(2)	Wells Fargo Securities, LLC (“WFS”) and Barclays Capital Inc. are the agents for the distribution of the securities and are acting as principal. The agent will receive an underwriting discount of $23.25 per security. Barclays Capital Inc. will sell the securities to WFS at the original offering price of the securities less a concession of $23.25 per security. WFS may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $17.50 per security. In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA. See “Terms of the Securities—Supplemental Plan of Distribution” in this pricing supplement for further information.

(3)	In respect of certain securities sold in this offering, Barclays Capital Inc. may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Wells Fargo Securities	Barclays Capital Inc.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Geared Buffered Downside

Principal at Risk Securities Linked to the Common Stock of The Clorox Company due October 19, 2028

Terms of the Securities

Issuer:	Barclays Bank PLC
Market Measure[1]:	The common stock of The Clorox Company (Bloomberg ticker symbol “CLX UN<Equity>”) (the “Underlying Stock”). We refer to the issuer of the Underlying Stock as the “Underlying Stock Issuer.”
Pricing Date:	October 15, 2026
Issue Date:	October 20, 2026
Final Calculation Day[2]:	October 16, 2028
Stated Maturity Date[2]:	October 19, 2028
Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
Contingent Coupon Payment:

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if the stock closing price of the Underlying Stock on the related calculation day is greater than or equal to the threshold price, as well as the amounts of all contingent coupon payments, if any, that would have been paid on a previous contingent coupon payment date had the stock closing price of the Underlying Stock on the related calculation day been greater than or equal to the threshold price and that have not been previously paid (without interest on amounts previously unpaid) (“unpaid contingent coupon payments”).

Each “contingent coupon payment,” if any, will be calculated per security as follows:

($1,000 × contingent coupon rate) / 4

Any contingent coupon payments will be rounded to the nearest cent, with one-half cent rounded upward.

If the stock closing price of the Underlying Stock on any calculation day is less than the threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the stock closing price of the Underlying Stock on each calculation day is less than the threshold price, you will not receive any contingent coupon payments over the term of the securities.

Any return on the securities will be limited to the sum of your contingent coupon payments, if any, even if the stock closing price of the Underlying Stock on any calculation day significantly exceeds the starting price. You will not participate in any appreciation of the Underlying Stock.

Contingent Coupon Payment Dates[2]:	Quarterly, on the third business day following each calculation day, provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity date
Contingent Coupon Rate:	The “contingent coupon rate” is 11.50% per annum.
Automatic Call:

If the stock closing price of the Underlying Stock on any of the calculation days scheduled to occur from April 2027 to July 2028, inclusive, is greater than or equal to the starting price, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the principal amount plus the contingent coupon payment and any unpaid contingent coupon payments otherwise due. The securities will not be subject to automatic call until the second calculation day, which is approximately six months after the issue date.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after that call settlement date. You will not receive any notice from us if the securities are automatically called.

Calculation Days[2]:	Quarterly, on the 15th day of each January, April, July and October, commencing January 2027 and ending October 2028, provided that the October 2028 calculation day will be the final calculation day
Call Settlement Date:	The contingent coupon payment date immediately following the applicable calculation day

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Geared Buffered Downside

Principal at Risk Securities Linked to the Common Stock of The Clorox Company due October 19, 2028

Maturity Payment Amount:

If the securities are not automatically called prior to the stated maturity date, you will be entitled to receive on the stated maturity date the maturity payment amount (in addition to any contingent coupon payment and any unpaid contingent coupon payments otherwise due). The “maturity payment amount” per security will equal:

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if the ending price is greater than or equal to the threshold price: a cash payment in U.S. dollars equal to $1,000; or

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if the ending price is less than the threshold price: a number of shares of the Underlying Stock equal to the share delivery amount. Fractional shares will be paid in cash in an amount equal to the number of fractional shares multiplied by the ending price.

If the securities are not automatically called prior to stated maturity and the ending price is less than the threshold price, you will receive at maturity a number of shares of the Underlying Stock that will likely be worth less than the principal amount of your securities and could be worth nothing. The actual value of the shares you receive at maturity will depend on the price of the Underlying Stock on the stated maturity date, which may be lower than its value on the final calculation day.

Any return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of the Underlying Stock, but you will have downside exposure to the Underlying Stock if the ending price is less than the threshold price.

Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities.

Share Delivery Amount:

A number of shares of the Underlying Stock equal to the product (rounded to five decimal places) of (i) the principal amount divided by the threshold price and (ii) the adjustment factor as of the stated maturity date. Based on the adjustment factor of 1.0 on the pricing date, the share delivery amount would be 15.46790 shares of the Underlying Stock. The actual share delivery amount deliverable on the stated maturity date will reflect any adjustments to the adjustment factor as described below.

The adjustment factor is initially set equal to 1.0 on the pricing date. The share delivery amount is subject to adjustment for certain corporate events relating to the Underlying Stock, as described under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Adjustment Events” in the product supplement. For purposes of determining the share delivery amount, the adjustment factor will be subject to adjustment for events with an effective date or ex-dividend date, as applicable, from but excluding the pricing date to and including the stated maturity date.

If, due to an event beyond our control, we determine that it is impossible, impracticable (including unduly burdensome) or illegal for us to deliver shares of the Underlying Stock to you at maturity, we will pay the cash equivalent of the share delivery amount (as determined by the calculation agent in good faith and in a commercially reasonable manner) in lieu of delivering shares.

Threshold Price:	$64.65, which is equal to 75% of the starting price
Starting Price:	$86.20, which is the stock closing price of the Underlying Stock on the pricing date
Stock Closing Price[1]:	“Stock closing price” has the meaning set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the product supplement. The stock closing price of the Underlying Stock is subject to adjustment through the adjustment factor as described in the product supplement.
Ending Price:	The “ending price” will be the stock closing price of the Underlying Stock on the final calculation day.
Additional Terms:	Terms used in this pricing supplement, but not defined herein, will have the meanings ascribed to them in the product supplement, provided that terms used in this pricing supplement, but not defined herein or in the product supplement, will have the meanings ascribed to them in the prospectus supplement.
Calculation Agent:	Barclays Bank PLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Geared Buffered Downside

Principal at Risk Securities Linked to the Common Stock of The Clorox Company due October 19, 2028

Tax Considerations:	For a discussion of the tax considerations relating to ownership and disposition of the securities, see “Tax Considerations.”
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP / ISIN:	06744EY43 / US06744EY439
Supplemental Plan of Distribution:

Wells Fargo Securities, LLC (“WFS”) and Barclays Capital Inc. will act as agents for the securities. The agent will receive an underwriting discount of $23.25 per security. Barclays Capital Inc. will sell the securities to WFS at the original offering price of the securities less a concession of $23.25 per security. WFS may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $17.50 per security. In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, Barclays may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Barclays Bank PLC or its affiliate will enter into swap agreements or related hedge transactions with one of its other affiliates or unaffiliated counterparties in connection with the sale of the securities. If WFS, Barclays Capital Inc. or an affiliate of either agent participating as a dealer in the distribution of the securities conducts hedging activities for Barclays Bank PLC in connection with the securities, such agent or participating dealer will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you. This additional projected profit may create a further incentive for the agents or participating dealers to sell the securities to you.

1 In the case of certain corporate events related to the Underlying Stock, the calculation agent may adjust the adjustment factor of the Underlying Stock if the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the shares of the Underlying Stock. Upon the occurrence of certain reorganization events with respect to the Underlying Stock, the calculation agent will make adjustments to reflect the amount and type of property deliverable for one share of the Underlying Stock as a result of that reorganization event. The Underlying Stock may be replaced with another stock selected by the calculation agent upon the occurrence of certain replacement stock events. For more information, see “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Adjustment Events” in the accompanying product supplement.

2 If any calculation day is not a trading day, that calculation day will be postponed to the next succeeding trading day. A calculation day will also be postponed if a market disruption event occurs on that calculation day as described under “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to a Single Market Measure” in the accompanying product supplement. In addition, the stated maturity date will be postponed if that day is not a business day or if the final calculation day is postponed as described under “General Terms of the Securities—Payment Dates” in the accompanying product supplement.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Geared Buffered Downside

Principal at Risk Securities Linked to the Common Stock of The Clorox Company due October 19, 2028

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with the prospectus dated May 15, 2025, as supplemented by the prospectus supplement dated May 15, 2025 relating to our Global Medium-Term Notes, Series A, of which these securities are a part and the product supplement no. WF-1 dated May 20, 2025. This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement and “Selected Risk Considerations” in this pricing supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

To the extent the information or terms in this pricing supplement are different from or inconsistent with the information or terms in the prospectus, prospectus supplement or product supplement, the information and terms in this pricing supplement will control. To the extent the information or terms in the product supplement are different from or inconsistent with the information or terms in the prospectus or prospectus supplement, the information and terms in the product supplement will control.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000119312525120720/d925982d424b2.htm

•	Prospectus Supplement dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000095010325006051/dp228678_424b2-prosupp.htm

•	Product Supplement No. WF-1 dated May 20, 2025: http://www.sec.gov/Archives/edgar/data/312070/000095010325006260/dp229046_424b2-wf1.htm

Our SEC file number is 1-10257. As used in this pricing supplement, “we,” “us” and “our” refer to Barclays Bank PLC.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Geared Buffered Downside

Principal at Risk Securities Linked to the Common Stock of The Clorox Company due October 19, 2028

Additional Information Regarding Our Estimated Value of the Securities

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the securities might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the securities on the pricing date is less than the original offering price of the securities. The difference between the original offering price of the securities and our estimated value of the securities results from several factors, including any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

Our estimated value on the pricing date is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately three months after the initial issue date of the securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the securities and/or any agreement we may have with the distributors of the securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read the “Selected Risk Considerations” beginning on page PS-12 of this pricing supplement.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Geared Buffered Downside

Principal at Risk Securities Linked to the Common Stock of The Clorox Company due October 19, 2028

Consent to U.K. Bail-in Power

Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between us and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder or beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is a European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the securities; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the securities into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder or beneficial owner of the securities of such shares, securities or obligations); (iii) the cancellation of the securities and/or (iv) the amendment or alteration of the maturity of the securities, or the amendment of the amount of interest or any other amounts due on the securities, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the securities further acknowledges and agrees that the rights of the holders or beneficial owners of the securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders or beneficial owners of the securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Selected Risk Considerations—Risks Relating to the Issuer—You May Lose Some or All of Your Investment If Any U.K. Bail-in Power Is Exercised by the Relevant U.K. Resolution Authority” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Geared Buffered Downside

Principal at Risk Securities Linked to the Common Stock of The Clorox Company due October 19, 2028

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for you if all of the following statements are true:

•	You do not seek an investment that produces fixed periodic interest or coupon payments or other non-contingent sources of current income.

•	You do not anticipate that the ending price will be less than the threshold price, and you are willing and able to accept the risk that, if it is, you will receive a number of shares of the Underlying Stock at maturity that is expected to be worth less than the principal amount of your securities and could be worth nothing.

•	You understand and accept that you may not receive a cash payment at maturity and are instead willing and able to accept delivery of shares of the Underlying Stock if the ending price is less than the threshold price.

•	You do not anticipate that the stock closing price of the Underlying Stock will be less than the threshold price on any calculation day, and you are willing and able to accept the risk that, if it is, you may receive few or no contingent coupon payments over the term of the securities.

•	You are willing and able to forgo participation in any appreciation of the Underlying Stock, and you understand that any return on your investment will be limited to the contingent coupon payments that may be payable on the securities.

•	You are willing and able to accept the risks associated with an investment linked to the performance of the Underlying Stock, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.

•	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the Underlying Stock, nor will you have any voting rights with respect to the Underlying Stock.

•	You are willing and able to accept the risk that the securities may be automatically called prior to stated maturity and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.

•	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to stated maturity if the securities are not automatically called.

•	You are willing and able to assume our credit risk for all payments on the securities.

•	You are willing and able to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The securities may not be an appropriate investment for you if any of the following statements are true:

•	You seek an investment that produces fixed periodic interest or coupon payments or other non-contingent sources of current income.

•	You seek an investment that provides for the full repayment of principal at stated maturity.

•	You anticipate that the ending price will be less than the threshold price, or you are unwilling or unable to accept the risk that, if it is, you will receive a number of shares of the Underlying Stock at maturity that is expected to be worth less than the principal amount of your securities and could be worth nothing.

•	You anticipate that the stock closing price of the Underlying Stock will be less than the threshold price on any calculation day, or you are unwilling or unable to accept the risk that, if it is, you may receive few or no contingent coupon payments over the term of the securities.

•	You seek exposure to any upside performance of the Underlying Stock or you seek an investment with a return that is not limited to the contingent coupon payments that may be payable on the securities.

•	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the Underlying Stock, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.

•	You seek an investment that entitles you to dividends or distributions on, or voting rights related to, the Underlying Stock.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Geared Buffered Downside

Principal at Risk Securities Linked to the Common Stock of The Clorox Company due October 19, 2028

•	You are unwilling or unable to accept the risk that the securities may be automatically called prior to stated maturity and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.

•	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to stated maturity if they are not automatically called.

•	You are unwilling or unable to assume our credit risk for all payments on the securities.

•	You are unwilling or unable to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” beginning on page PS-12 of this pricing supplement and the “Risk Factors” beginning on page PS-3 of the accompanying product supplement and the “Risk Factors” beginning on page S-9 of the accompanying prospectus supplement for risks related to an investment in the securities. For more information about the Underlying Stock, please see the section titled “The Common Stock of The Clorox Company” below.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Geared Buffered Downside

Principal at Risk Securities Linked to the Common Stock of The Clorox Company due October 19, 2028

Determining Payment on a Contingent Coupon Payment Date and at Maturity

On each contingent coupon payment date prior to the stated maturity date, whether you receive a contingent coupon payment (and any unpaid contingent coupon payments) and, if the contingent coupon payment date is also a potential call settlement date, whether the securities are automatically called will each be determined based on the stock closing price of the Underlying Stock on the related calculation day.

Determine if the securities are automatically called and whether a contingent coupon payment (and any unpaid contingent coupon payments) is paid on the applicable contingent coupon payment date prior to the stated maturity date, based on the stock closing price of the Underlying Stock on the relevant calculation day, as follows:

On the stated maturity date, if the securities have not been automatically called prior to the stated maturity date, you will receive the maturity payment amount calculated as follows:

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Geared Buffered Downside

Principal at Risk Securities Linked to the Common Stock of The Clorox Company due October 19, 2028

Hypothetical Payout Profile

The following profile illustrates the value of the potential maturity payment amount on the securities (excluding any contingent coupon payment and any unpaid contingent coupon payments otherwise due) for a range of hypothetical performances of the Underlying Stock on the final calculation day from the starting price to the ending price, assuming the securities have not been automatically called prior to the stated maturity date. As this profile illustrates, in no event will you have a positive rate of return based solely on the value of the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending price and whether you hold your securities to stated maturity.

If the ending price is less than the threshold price, you will receive on the stated maturity date per security a number of shares of the Underlying Stock equal to the share delivery amount. Fractional shares will be paid in cash. In addition, if, due to an event beyond our control, we determine it is impossible, impracticable (including unduly burdensome) or illegal for us to deliver shares of the Underlying Stock to you at maturity, we will pay the cash equivalent of the share delivery amount (as determined by the calculation agent in good faith and in a commercially reasonable manner) in lieu of delivering shares. For purposes of the following profile, the value of the shares received is calculated based on the ending price. The actual value of any shares received on the stated maturity date will depend on the price of the Underlying Stock on the stated maturity date rather than the ending price and may be less than the amounts shown.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Geared Buffered Downside

Principal at Risk Securities Linked to the Common Stock of The Clorox Company due October 19, 2028

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Underlying Stock. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the securities generally in the “Risk Factors” sections of the product supplement and prospectus supplement. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

Risks Relating to the Securities Generally

•	If The Securities Are Not Automatically Called Prior To Stated Maturity, You May Lose Some Or All Of The Principal Amount Of Your Securities At Stated Maturity — We will not repay you a fixed amount on your securities at stated maturity. If the securities are not automatically called prior to stated maturity, you will receive a maturity payment amount with a value that will be equal to or less than the principal amount, depending on the ending price.

If the securities are not automatically called prior to stated maturity and the ending price is less than the threshold price, you will not be repaid the principal amount of your securities at maturity. Instead, you will receive at maturity a number of shares of the Underlying Stock that will likely be worth less than the principal amount of your securities and could be worth nothing. The actual value of the shares you receive at maturity will depend on the price of the Underlying Stock on the stated maturity date, which may be lower than the ending price. You should not invest in the securities if you are unwilling or unable to bear the risk of losing the entire principal amount of your securities.

At maturity, if the ending price is less than the threshold price, you will have similar downside market risk as a purchaser of the Underlying Stock at the threshold price (except that you will not receive any dividends). This will result in a smaller loss on the securities (disregarding dividends) than would be incurred by a purchaser of the Underlying Stock at the starting price, unless the ending price is zero. However, you will be exposed to any decline in the value of the Underlying Stock below the threshold price at a greater rate. For example, assuming that the Underlying Stock declines by 50% from its starting price to its closing price on the stated maturity date, the value of the shares you receive would be approximately 66.67% of the principal amount, and if the Underlying Stock declines by 80% from its starting price to its closing price on the stated maturity date, the value of the shares you receive would be approximately 26.67% of the principal amount. Therefore, the lower the closing price of the Underlying Stock on the stated maturity date, the closer the loss on your principal amount will be to the percentage decline of the Underlying Stock from the starting price. If the closing price of the Underlying Stock on the stated maturity date is zero, the value of the shares you receive will be worthless.

Even if the ending price is greater than the threshold price, the maturity payment amount will not exceed the principal amount, and your yield on the securities, taking into account any contingent coupon payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Barclays Bank PLC or another issuer with a similar credit rating.

•	The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Contingent Coupon Payments On One Or More Contingent Coupon Payment Dates, Or Even Throughout The Entire Term Of The Securities — On each contingent coupon payment date you will receive a contingent coupon payment if the stock closing price of the Underlying Stock on the related calculation day is greater than or equal to the threshold price. If the stock closing price of the Underlying Stock on any calculation day is less than the threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date. You will receive an unpaid contingent coupon payment on a subsequent contingent coupon payment date only if the stock closing price of the Underlying Stock on a subsequent calculation day is greater than or equal to the threshold price. If the stock closing price of the Underlying Stock is less than the threshold price on each calculation day over the term of the securities, you will not receive any contingent coupon payments over the entire term of the securities.

•	Your Potential Return On The Securities Will Be Different Depending On The Sequence Of Calculation Days On Which The Stock Closing Price Of The Underlying Stock Is Greater Than Or Equal To The Threshold Price (If Any) — Depending on the sequence in which the stock closing price of the Underlying Stock is greater than or equal to the threshold price on specific calculation days (if at all), you could receive a lesser or greater return, regardless of the number of calculation days on which the stock closing price of the Underlying Stock is greater than or equal to the threshold price. For example, if the stock closing price of the Underlying Stock is less than the threshold price on each of the first 7 calculation days but is greater than or equal to the threshold price on the final calculation day, you will receive 8 contingent coupon payments (7 in the form of unpaid contingent coupon payments). However, if the stock closing price of the Underlying Stock is greater than or equal to the threshold price on each of the first two calculation days but on no subsequent calculation days, you will receive only two contingent coupon payments, even though the stock closing price of the Underlying Stock was greater than or equal to the threshold price on twice as many calculation days than in the previous example.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Geared Buffered Downside

Principal at Risk Securities Linked to the Common Stock of The Clorox Company due October 19, 2028

•	You Will Be Exposed To The Decline In The Underlying Stock If The Ending Price Is Less Than The Threshold Price, But Will Not Participate In Any Positive Performance Of The Underlying Stock — Even though you will be exposed to a decline in the price of the Underlying Stock on the final calculation day if the ending price is below the threshold price, you will not participate in any increase in the price of the Underlying Stock over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the contingent coupon payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the price of the Underlying Stock.

•	Higher Contingent Coupon Rates Are Associated With Greater Risk — The securities offer contingent coupon payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential contingent coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you will receive at maturity a number of shares of the Underlying Stock that will likely be worth less than the principal amount of your securities and could be worth nothing. The volatility of the Underlying Stock is an important factor affecting this risk. Volatility is a measure of the degree of variation in the price of the Underlying Stock over a period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Greater expected volatility of the Underlying Stock as of the pricing date may result in a higher contingent coupon rate, but it also represents a greater expected likelihood as of the pricing date that the stock closing price of the Underlying Stock will be less than the threshold price on one or more calculation days, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, and that the stock closing price of the Underlying Stock will be less than the threshold price on the final calculation day such that you will receive at maturity a number of shares of the Underlying Stock that will likely be worth less than the principal amount of your securities and could be worth nothing. In general, the higher the contingent coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that you will receive at maturity a number of shares of the Underlying Stock that will likely be worth less than the principal amount of your securities and could be worth nothing.

•	You Will Be Subject To Reinvestment Risk — If your securities are automatically called, the term of the securities may be reduced to as short as approximately six months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

•	Any Payment On The Securities Will Be Determined Based On The Stock Closing Prices Of The Underlying Stock On The Dates Specified — Any payment on the securities will be determined based on the stock closing prices of the Underlying Stock on the dates specified. You will not benefit from any more favorable values of the Underlying Stock determined at any other time.

•	Owning The Securities Is Not The Same As Owning The Underlying Stock — The return on your securities may not reflect the return you would realize if you actually owned the Underlying Stock. For instance, as a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or any other rights that holders of the Underlying Stock would have.

•	No Assurance That The Investment View Implicit In The Securities Will Be Successful — It is impossible to predict whether and the extent to which the price of the Underlying Stock will rise or fall. There can be no assurance that the price of the Underlying Stock will not close below the threshold price on any calculation day. The price of the Underlying Stock will be influenced by complex and interrelated political, economic, financial and other factors that affect the Underlying Stock. You should be willing to accept the downside risks associated with equities in general and the Underlying Stock in particular, and the risk of losing some or all of the principal amount.

•	Tax Treatment — Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Tax Considerations” below.

Risks Relating to the Issuer

•	The Securities Are Subject To The Credit Risk Of Barclays Bank PLC — The securities are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the securities and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the securities.

•	You May Lose Some Or All Of Your Investment If Any U.K. Bail-In Power Is Exercised By The Relevant U.K. Resolution Authority — Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder or beneficial owner of the securities acknowledges,

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Geared Buffered Downside

Principal at Risk Securities Linked to the Common Stock of The Clorox Company due October 19, 2028

accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this pricing supplement. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders and beneficial owners of the securities losing all or a part of the value of your investment in the securities or receiving a different security from the securities, which may be worth significantly less than the securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders and beneficial owners of the securities. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities will not be a default or an Event of Default (as each term is defined in the senior debt securities indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities. See “Consent to U.K. Bail-in Power” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Risks Relating to the Underlying Stock

•	There Are Risks Associated With Single Equities — The price of the Underlying Stock can rise or fall sharply due to factors specific to the Underlying Stock and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. We urge you to review financial and other information filed periodically with the SEC by the issuer of the Underlying Stock.

•	You May Receive Cash At Maturity In Lieu Of Shares Of The Underlying Stock — If you receive shares of the Underlying Stock at maturity, we will pay cash in lieu of delivering any fractional shares of the Underlying Stock in an amount equal to that fraction times the ending price. In addition, if, due to an event beyond our control, we determine it is impossible, impracticable (including unduly burdensome) or illegal for us to deliver shares of the Underlying Stock to you at maturity, we will pay the cash equivalent of the share delivery amount (as determined by the calculation agent in good faith and in a commercially reasonable manner) in lieu of delivering shares. See “Terms of the Notes — Payment at Maturity” in the accompanying prospectus supplement.

•	We Cannot Control Actions By The Underlying Stock Issuer — Actions by the Underlying Stock Issuer may have an adverse effect on the price of the Underlying Stock, the stock closing price of the Underlying Stock on any calculation day, the ending price and the value of the securities. We are not affiliated with the Underlying Stock Issuer. The Underlying Stock Issuer will not be involved in the offering of the securities nor will the Underlying Stock Issuer have any obligations with respect to the securities, including any obligation to take our interests or your interests into consideration for any reason. The Underlying Stock Issuer will not receive any of the proceeds of the offering of the securities nor will be responsible for, or will have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. The Underlying Stock Issuer will not be involved with the administration, marketing or trading of the securities nor will have any obligations with respect to any amounts payable on the securities.

•	We And Our Affiliates Have No Affiliation With The Underlying Stock Issuer And Have Not Independently Verified Its Public Disclosure Of Information — We, our affiliates and WFS and its affiliates are not affiliated in any way with the Underlying Stock Issuer. This pricing supplement relates only to the securities and does not relate to the Underlying Stock. The material provided in this pricing supplement concerning the Underlying Stock Issuer is derived from publicly available documents without independent verification. Neither we nor either agent has participated in the preparation of any of those documents or made any “due diligence” investigation or any inquiry of the Underlying Stock Issuer. Furthermore, neither we nor either agent knows whether the Underlying Stock Issuer has disclosed all events occurring before the date of this pricing supplement, including events that could affect the accuracy or completeness of the publicly available documents referred to above. Subsequent disclosure of any event of this kind or the disclosure of or failure to disclose material future events concerning the Underlying Stock Issuer could affect the value of the securities and any payments on the securities. You, as an investor in the securities, should make your own investigation into the Underlying Stock Issuer.

•	You Have Limited Anti-dilution Protection — The calculation agent will, in its sole discretion, adjust the adjustment factor of the Underlying Stock for certain events affecting the Underlying Stock, such as stock splits and stock dividends, and certain other corporate actions involving the Underlying Stock Issuer, such as mergers. However, the calculation agent is not required to make an adjustment for every corporate event that can affect the Underlying Stock. For example, the calculation agent is not required to make any adjustments to the adjustment factor of the Underlying Stock if the Underlying Stock Issuer or anyone else makes a partial tender or partial exchange offer for the Underlying Stock. Consequently, this could affect the value of the securities and any payments on the securities. See “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Adjustment Events” in the accompanying product supplement for a description of the general circumstances in which the calculation agent will make adjustments to the adjustment factor of the Underlying Stock.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Geared Buffered Downside

Principal at Risk Securities Linked to the Common Stock of The Clorox Company due October 19, 2028

•	The Securities May Become Linked To The Common Stock Of A Company Other Than The Original Underlying Stock Issuer — Following certain corporate events relating to the Underlying Stock, such as a stock-for-stock merger where the Underlying Stock Issuer is not the surviving entity, the shares of a successor corporation to the Underlying Stock Issuer will be substituted for the Underlying Stock for all purposes of the securities. Following certain other corporate events relating to the Underlying Stock in which holders of the Underlying Stock would receive all of their consideration in cash and the surviving entity has no marketable securities outstanding or there is no surviving entity (including, but not limited to, a leveraged buyout or other going private transaction involving the Underlying Stock Issuer, or a liquidation of the Underlying Stock Issuer), the common stock of another company in the same industry group as the Underlying Stock Issuer will be substituted for the Underlying Stock for all purposes of the securities. In any such event, the equity-linked nature of the securities would be significantly altered. See “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Adjustment Events” in the accompanying product supplement for a description of the specific events that can lead to these adjustments and the procedures for selecting a replacement stock. The occurrence of such events and the consequent adjustments may materially and adversely affect the value of the securities and any payments on the securities.

•	The Historical Performance Of The Underlying Stock Is Not An Indication Of Its Future Performance — The historical performance of the Underlying Stock should not be taken as an indication of the future performance of the Underlying Stock. It is impossible to predict whether the stock closing price of the Underlying Stock will fall or rise during the term of the securities, in particular in the environment in the last several years, which has been characterized by volatility across a wide range of asset classes. Past fluctuations and trends in the price of the Underlying Stock are not necessarily indicative of fluctuations or trends that may occur in the future.

Risks Relating to Conflicts of Interest

•	Potentially Inconsistent Research, Opinions Or Recommendations By Barclays Capital Inc., WFS Or Their Respective Affiliates — Barclays Capital Inc., WFS or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Barclays Capital Inc., WFS or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the Underlying Stock and the merits of investing in the securities.

•	We, Our Affiliates And Any Other Agent And/Or Participating Dealer May Engage In Various Activities Or Make Determinations That Could Materially Affect Your Securities In Various Ways And Create Conflicts Of Interest — We, our affiliates, WFS and any dealer participating in the distribution of the securities (a “participating dealer”) may play a variety of roles in connection with the issuance of the securities, as described below. In performing these roles, our economic interests and the economic interests of our affiliates, WFS and any participating dealer are potentially adverse to your interests as an investor in the securities.

In connection with our normal business activities and in connection with hedging our obligations under the securities, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to the Underlying Stock. In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the securities into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the securities. Participating dealers may also engage in such activities that may negatively impact the value of the securities.

In addition, the role played by Barclays Capital Inc., as the agent for the securities, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the securities and such compensation or financial benefit may serve as an incentive to sell the securities instead of other investments. Furthermore, we and our affiliates establish the offering price of the securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation.

Furthermore, if any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any selling concession and/or any fee that the participating dealer realizes for the sale of the securities to you. This additional projected profit may create a further incentive for the participating dealer to sell the securities to you.

In addition to the activities described above, Barclays Bank PLC will also act as the calculation agent for the securities. As calculation agent, we will determine any prices of the Underlying Stock and make any other determinations necessary to calculate any payments on the securities. In making these determinations, we may be required to make discretionary judgments, including those described in the accompanying product supplement and under “—Risks Relating to the Underlying Stock” above. In making these discretionary

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Geared Buffered Downside

Principal at Risk Securities Linked to the Common Stock of The Clorox Company due October 19, 2028

judgments, our economic interests are potentially adverse to your interests as an investor in the securities, and any of these determinations may adversely affect any payments on the securities. Absent manifest error, all determinations of the calculation agent will be final and binding, without any liability on the part of the calculation agent. You will not be entitled to any compensation from Barclays Bank PLC for any loss suffered as a result of any determinations made by the calculation agent with respect to the securities.

Risks Relating to the Estimated Value of the Securities and the Secondary Market

•	The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop — The securities will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the securities but are not required to do so, and may discontinue any such secondary market making at any time, without notice. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your securities to maturity.

•	The Value Of The Securities Prior To Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways — Structured notes, including the securities, can be thought of as securities that combine a debt instrument with one or more options or other derivative instruments. As a result, the factors that influence the values of debt instruments and options or other derivative instruments will also influence the terms and features of the securities at issuance and their value in the secondary market. Accordingly, in addition to the price of the Underlying Stock on any day, the value of the securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the expected volatility of the Underlying Stock;

•	the time to maturity of the securities;

•	the market prices of, and dividend rates on, the Underlying Stock;

•	interest and yield rates in the market generally;

•	supply and demand for the securities;

•	a variety of economic, financial, political, regulatory and judicial events; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

•	The Estimated Value Of Your Securities Is Lower Than The Original Offering Price Of Your Securities — The estimated value of your securities on the pricing date is lower than the original offering price of your securities. The difference between the original offering price of your securities and the estimated value of the securities is a result of certain factors, such as any sales commissions, selling concessions, discounts, commissions or fees to be allowed or paid to Barclays Capital Inc., another affiliate of ours, WFS or its affiliates or other non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

•	The Estimated Value Of Your Securities Might Be Lower If Such Estimated Value Were Based On The Levels At Which Our Debt Securities Trade In The Secondary Market — The estimated value of your securities on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated value referenced above might be lower if such estimated value were based on the levels at which our benchmark debt securities trade in the secondary market.

•	The Estimated Value Of The Securities Is Based On Our Internal Pricing Models, Which May Prove To Be Inaccurate And May Be Different From The Pricing Models Of Other Financial Institutions — The estimated value of your securities on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of securities in the secondary market. As a result, the secondary market price of your securities may be materially different from the estimated value of the securities determined by reference to our internal pricing models.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Geared Buffered Downside

Principal at Risk Securities Linked to the Common Stock of The Clorox Company due October 19, 2028

•	The Estimated Value Of Your Securities Is Not A Prediction Of The Prices At Which You May Sell Your Securities In The Secondary Market, If Any, And Such Secondary Market Prices, If Any, Will Likely Be Lower Than The Original Offering Price Of Your Securities And May Be Lower Than The Estimated Value Of Your Securities — The estimated value of the securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the securities such as fees, commissions, discounts, and the costs of hedging our obligations under the securities, secondary market prices of your securities will likely be lower than the original offering price of your securities. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your securities, and any sale prior to the stated maturity date could result in a substantial loss to you.

•	The Temporary Price At Which We May Initially Buy The Securities In The Secondary Market And The Value We May Initially Use For Customer Account Statements, If We Provide Any Customer Account Statements At All, May Not Be Indicative Of Future Prices Of Your Securities — Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market (if Barclays Capital Inc. makes a market in the securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the initial issue date of the securities. The price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your securities.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Geared Buffered Downside

Principal at Risk Securities Linked to the Common Stock of The Clorox Company due October 19, 2028

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to stated maturity, you will receive the principal amount of your securities plus the contingent coupon payment and any unpaid contingent coupon payments otherwise due on the applicable call settlement date. In the event the securities are automatically called, your total return on the securities will equal any contingent coupon payments received prior to the call settlement date and the contingent coupon payment (and any unpaid contingent coupon payments) received on the call settlement date.

If the securities are not automatically called:

If the securities are not automatically called prior to stated maturity, the following table illustrates, for a range of hypothetical “performance factors,” the hypothetical value of the maturity payment amount payable or deliverable at stated maturity per security (excluding any contingent coupon payment and any unpaid contingent coupon payments otherwise due). For purposes of the below table, the “performance factor” is the ending price expressed as a percentage of the starting price (i.e., the ending price divided by the starting price).

Hypothetical performance factor	Hypothetical value of the maturity payment amount per security*
175.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
75.00%	$1,000.00
74.00%	$986.67
70.00%	$933.33
60.00%	$800.00
50.00%	$666.67
40.00%	$533.33
25.00%	$333.33
0.00%	$0.00

* If the ending price is less than the threshold price, you will receive on the stated maturity date per security a number of shares of the Underlying Stock equal to the share delivery amount. Fractional shares will be paid in cash. In addition, if, due to an event beyond our control, we determine it is impossible, impracticable (including unduly burdensome) or illegal for us to deliver shares of the Underlying Stock to you at maturity, we will pay the cash equivalent of the share delivery amount (as determined by the calculation agent in good faith and in a commercially reasonable manner) in lieu of delivering shares. For purposes of the table above and the examples below, the value of the shares received is calculated based on the ending price. The actual value of the shares you receive on the stated maturity date will depend on the price of the Underlying Stock on the stated maturity date, which may be lower than the ending price.

The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the value of the maturity payment amount received at maturity (excluding any contingent coupon payment otherwise due); any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to stated maturity, the actual value of what you will receive at stated maturity will depend on the actual ending price and, if you receive shares of the Underlying Stock, the price of the Underlying Stock on the stated maturity date.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Geared Buffered Downside

Principal at Risk Securities Linked to the Common Stock of The Clorox Company due October 19, 2028

Hypothetical Automatic Calls and Contingent Coupon Payments

Set forth below are examples that illustrate how to determine whether the securities will be automatically called and whether a contingent coupon payment will be paid (and whether any unpaid contingent coupon payments will be paid) on a contingent coupon payment date prior to the stated maturity date. The examples assume that the securities are subject to automatic call on each hypothetical calculation day. The securities will not be subject to automatic call until the second calculation day, which is approximately six months after the issue date. The following examples assume the hypothetical starting price, threshold price and stock closing prices for the Underlying Stock indicated in the examples. The terms used for purposes of these hypothetical examples do not represent the actual starting price or threshold price. The hypothetical starting price of $100.00 has been chosen for illustrative purposes only and does not represent the actual starting price. The actual starting price and threshold price are set forth under “Terms of the Securities” above. For historical closing prices of the Underlying Stock, see the historical information set forth under the section titled “The Common Stock of The Clorox Company” below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1 – Hypothetical Calculation Day #1. The stock closing price of the Underlying Stock on hypothetical calculation day #1 is greater than or equal to the threshold price and less than the starting price. As a result, the securities are not automatically called and investors receive a contingent coupon payment on the applicable contingent coupon payment date.

Hypothetical starting price: $100.00
Hypothetical stock closing price of Underlying Stock on relevant calculation day: $90.00
Hypothetical threshold price: $75.00

Since the hypothetical stock closing price of the Underlying Stock on hypothetical calculation day #1 is greater than or equal to the hypothetical threshold price, but less than the hypothetical starting price, the securities would not be automatically called and you would receive a contingent coupon payment on the applicable contingent coupon payment date. The contingent coupon payment would be equal to $28.75 per security, determined as follows: (i) $1,000 multiplied by 11.50% per annum divided by (ii) 4, rounded to the nearest cent.

Example 2 – Hypothetical Calculation Day #2. The stock closing price of the Underlying Stock on hypothetical calculation day #2 is less than the threshold price. As a result, the securities are not automatically called and investors do not receive a contingent coupon payment on the applicable contingent coupon payment date.

Hypothetical starting price: $100.00
Hypothetical stock closing price of Underlying Stock on relevant calculation day: $45.00
Hypothetical threshold price: $75.00

The securities would not be automatically called, and, since the hypothetical stock closing price of the Underlying Stock on hypothetical calculation day #2 is less than the hypothetical threshold price, you would not receive a contingent coupon payment on the applicable contingent coupon payment date. As this example illustrates, whether the securities are automatically called and whether you receive a contingent coupon payment on a contingent coupon payment date will depend on the stock closing price of the Underlying Stock on hypothetical calculation day #2.

Example 3 – Hypothetical Calculation Day #3. The stock closing price of the Underlying Stock on hypothetical calculation day #3 is greater than or equal to the starting price. As a result, the securities are automatically called on the applicable contingent coupon payment date for the principal amount plus the contingent coupon payment and any unpaid contingent coupon payments otherwise due.

Hypothetical starting price: $100.00
Hypothetical stock closing price of Underlying Stock on relevant calculation day: $125.00
Hypothetical threshold price: $75.00

Since the hypothetical stock closing price of the Underlying Stock on hypothetical calculation day #3 is greater than or equal to the hypothetical starting price, the securities would be automatically called and you would receive the principal amount plus the contingent coupon payment. In addition, because no contingent coupon payment was received in connection with hypothetical calculation day #2, you would also receive the unpaid contingent coupon payment otherwise due on the call settlement date. On the call settlement date, you would receive $1,057.50 per security.

If the securities are automatically called prior to maturity, you will not receive any further payments after the call settlement date.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Geared Buffered Downside

Principal at Risk Securities Linked to the Common Stock of The Clorox Company due October 19, 2028

Hypothetical Maturity Payment Amount

Set forth below are examples of calculations of the hypothetical value of the maturity payment amount payable or deliverable at stated maturity, assuming that the securities have not been automatically called prior to stated maturity and assuming the hypothetical starting price, threshold price and ending prices indicated in the examples. The examples below also assume a hypothetical share delivery amount equal to 13.33333, which is equal to the principal amount divided by the hypothetical threshold price multiplied by an adjustment factor of 1.0 (assuming the adjustment factor remains constant over the term of the securities). The terms used for purposes of these hypothetical examples do not represent the actual starting price, threshold price or share delivery amount. The hypothetical starting price of $100.00 has been chosen for illustrative purposes only and does not represent the actual starting price. The actual starting price, threshold price and share delivery amount are set forth under “Terms of the Securities” above. For historical closing prices of the Underlying Stock, see the historical information set forth under the section titled “The Common Stock of The Clorox Company” below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending price is greater than the starting price, the maturity payment amount is equal to the principal amount of your securities at maturity and you receive the contingent coupon payment and any unpaid contingent coupon payments otherwise due.

Hypothetical starting price: $100.00
Hypothetical ending price: $145.00

Hypothetical threshold price: $75.00

Since the hypothetical ending price is greater than the hypothetical threshold price, the maturity payment amount would be a cash payment per security equal to the principal amount. Although the hypothetical ending price is significantly greater than the hypothetical starting price in this scenario, the maturity payment amount will not exceed the principal amount.

In addition to any contingent coupon payments received prior to the stated maturity date, on the stated maturity date you would receive $1,000.00 per security as well as the contingent coupon payment and any unpaid contingent coupon payments otherwise due.

Example 2. The ending price is less than the starting price but greater than the threshold price, the maturity payment amount is equal to the principal amount of your securities at maturity and you receive the contingent coupon payment and any unpaid contingent coupon payments otherwise due.

Hypothetical starting price: $100.00
Hypothetical ending price: $80.00
Hypothetical threshold price: $75.00

Since the hypothetical ending price is less than the hypothetical starting price but greater than the threshold price, the maturity payment amount would be a cash payment per security equal to the principal amount.

In addition to any contingent coupon payments received prior to the stated maturity date, on the stated maturity date you would receive $1,000.00 per security as well as the contingent coupon payment and any unpaid contingent coupon payments otherwise due.

Example 3. The ending price is less than the threshold price, the maturity payment amount is a number of shares of the Underlying Stock equal to the share delivery amount and you do not receive a contingent coupon payment or any unpaid contingent coupon payments at maturity.

Hypothetical starting price: $100.00
Hypothetical ending price: $40.00

Hypothetical threshold price: $75.00

Hypothetical share delivery amount: 13.33333

Since the hypothetical ending price is less than the hypothetical threshold price, the maturity payment amount per security would be a number of shares of the Underlying Stock equal to the share delivery amount. Fractional shares will be paid in cash.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive a number of shares of the Underlying Stock equal to the share delivery amount with a value, calculated as of the final calculation day based on the ending price, of $533.33* per security. Because the hypothetical ending price is less than the hypothetical threshold price, you would not receive a final contingent coupon payment on the stated maturity date or any previously unpaid contingent coupon payments.

*The actual value of shares you receive at maturity will depend on the closing price of the Underlying Stock on the stated maturity date, which may be lower than the ending price, and will likely be worth less than the principal amount of your securities and could be worth nothing.

These examples illustrate that you will not participate in any appreciation of the Underlying Stock, but will be exposed to a decrease in the Underlying Stock if the ending price is less than the threshold price.

To the extent that the starting price, threshold price, share delivery amount and ending price of the Underlying Stock differ from the values assumed above, the results indicated above would be different.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Geared Buffered Downside

Principal at Risk Securities Linked to the Common Stock of The Clorox Company due October 19, 2028

The Common Stock of The Clorox Company

According to publicly available information, The Clorox Company manufactures and markets consumer and professional products. Information filed by The Clorox Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-07151. The Underlying Stock is listed on the New York Stock Exchange under the ticker symbol “CLX.”

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets — Equity Securities — Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are required to file financial and other information specified by the SEC periodically. Such information can be reviewed electronically through a website maintained by the SEC at http://www.sec.gov. Information filed with the SEC by the Underlying Stock Issuer can be located by reference to its SEC file number provided above.

The brief description of the Underlying Stock Issuer included above has been obtained from publicly available sources. Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

Historical Information

We obtained the closing prices of the Underlying Stock displayed in the graph below from Bloomberg Professional® service without independent verification. The historical performance of the Underlying Stock should not be taken as an indication of the future performance of the Underlying Stock. Future performance of the Underlying Stock may differ significantly from historical performance, and no assurance can be given as to the closing prices of the Underlying Stock during the term of the securities, including on any calculation day. We cannot give you assurance that the performance of the Underlying Stock will not result in a loss on your initial investment.

The following graph sets forth daily closing prices of the Underlying Stock for the period from January 1, 2021 to October 15, 2026. The closing price on October 15, 2026 was $86.20. The closing prices below may reflect adjustments in response to certain corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy.

* The dotted line indicates the threshold price of 75% of the starting price.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Geared Buffered Downside

Principal at Risk Securities Linked to the Common Stock of The Clorox Company due October 19, 2028

Tax Considerations

You should review carefully the sections in the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts with Associated Coupons” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders.” This discussion does not address the U.S. federal income tax consequences of the ownership or disposition of the Underlying Stock that you may receive at maturity. You should consult your tax advisor regarding the potential U.S. federal tax consequences of the ownership and disposition of the Underlying Stock. The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

In determining our reporting responsibilities, if any, we intend to treat (i) the securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent coupon payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts with Associated Coupons” in the accompanying prospectus supplement. Our special tax counsel, Davis Polk & Wardwell LLP, has advised that it believes this treatment to be reasonable, but that there are other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt.

Sale, exchange or redemption of a security. Assuming the treatment described above is respected, if you are a U.S. holder, upon a sale or exchange of the securities (including upon early redemption for cash or redemption for cash at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the securities, which should equal the amount you paid to acquire the securities (assuming contingent coupon payments are properly treated as ordinary income, consistent with the position referred to above). This gain or loss should be short-term capital gain or loss unless you hold the securities for more than one year, in which case the gain or loss should be long-term capital gain or loss, whether or not you are an initial purchaser of the securities at the issue price. The deductibility of capital losses is subject to limitations. If you sell your securities between the time your right to a contingent coupon payment is fixed and the time it is paid, it is likely that you will be treated as receiving ordinary income equal to the contingent coupon payment. Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to a calculation day but that can be attributed to an expected contingent coupon payment could be treated as ordinary income. You should consult your tax advisor regarding this issue.

If you receive shares of the Underlying Stock upon the maturity of your securities, you should be deemed to have applied the purchase price of your securities toward the purchase of the shares of the Underlying Stock you receive. You should not recognize gain or loss with respect to the shares of the Underlying Stock you receive. Instead, assuming contingent coupon payments are properly treated as ordinary income, consistent with the position described above, your basis in the shares (including any fractional share) should equal the price you paid to acquire your securities, and that basis should be allocated proportionately among the shares. Your holding period for the Underlying Stock should begin on the day after receipt. With respect to any cash received in lieu of a fractional share of the Underlying Stock, you should recognize capital gain or loss in an amount equal to the difference between the amount of the cash received and the tax basis allocable to the fractional share.

As noted above, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. holders. Insofar as we have responsibility as a withholding agent, we do not currently intend to treat contingent coupon payments to non-U.S. holders as subject to U.S. withholding tax. However, non-U.S. holders should in any event expect to be required to provide appropriate Forms W-8 or other documentation in order to establish an exemption from backup withholding, as described under the heading “—Information Reporting and Backup Withholding” in the accompanying prospectus supplement. If any withholding is required, we will not be required to pay any additional amounts with respect to amounts withheld.

Treasury regulations under Section 871(m) generally impose a withholding tax on certain “dividend equivalents” under certain “equity linked instruments.” A recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2029 that do not have a “delta of one” with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our representation that the securities do not have a “delta of one” within the meaning of the regulations, our special tax counsel believes that these regulations should not apply to the securities with regard to non-U.S. holders, and we have determined to treat the securities as not being subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Geared Buffered Downside

Principal at Risk Securities Linked to the Common Stock of The Clorox Company due October 19, 2028

Non-U.S. holders should also discuss with their tax advisors the estate tax consequences of investing in the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Geared Buffered Downside

Principal at Risk Securities Linked to the Common Stock of The Clorox Company due October 19, 2028

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to Barclays Bank PLC, when the securities offered by this pricing supplement have been issued by Barclays Bank PLC pursuant to the indenture, the trustee has made, in accordance with instructions from Barclays Bank PLC, appropriate entries or notations in its records relating to the master global note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of Barclays Bank PLC, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions or application giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the securities to the extent determined to constitute unearned interest. This opinion is given as of the date hereof and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to Barclays Bank PLC, the indenture or the securities (together with the indenture, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. Insofar as this opinion involves matters governed by English law, Davis Polk & Wardwell LLP has relied, with Barclays Bank PLC’s permission, on the opinion of Davis Polk & Wardwell London LLP, dated as of June 11, 2026, filed as an exhibit to a report on Form 6-K by Barclays Bank PLC on June 11, 2026, and this opinion is subject to the same assumptions, qualifications and limitations as set forth in such opinion of Davis Polk & Wardwell London LLP. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP, dated June 11, 2026, which has been filed as an exhibit to the report on Form 6-K referred to above.